EXHIBIT 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL ANNOUNCES OFFERING OF $85 MILLION OF SENIOR UNSECURED CONVERTIBLE NOTES
AND EXPECTED REPURCHASE OF APPROXIMATELY
$25 MILLION OF COMMON STOCK

SAN FRANCISCO, CA May 29, 2007 - Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today it has commenced an offering, subject to market and other conditions, of $85 million aggregate principal amount of senior unsecured convertible notes due 2027 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. Luminent also expects to grant the initial purchaser an option to purchase up to an additional $15 million aggregate principal amount of notes. The notes will be convertible into cash up to their principal amount and, with respect to the remainder, if any, of the conversion value in excess of such principal amount, at the option of Luminent in cash or Luminent’s shares of common stock.

Luminent expects to use the net proceeds from the offering to repurchase concurrently with the offering up to approximately $25 million of its shares of common stock and to apply the balance for general corporate purposes, principally investing in its targeted asset classes.

The notes will be sold to qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A under the Securities Act of 1933, as amended, and in order to maintain the exemption under the Investment Company Act of 1940, as amended, or the 1940 Act, of certain of our subsidiary guarantors, such qualified institutional buyers must also be qualified purchasers within the meaning of the 1940 Act. The notes and the shares of Luminent common stock that may be issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans purchased from selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the flattening of, or other changes in the yield curve, on Luminent’s investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	our ability to purchase sufficient mortgages for our securitization business; and

•	the other factors described in our Form 10-K, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Any or all of Luminent’s forward-looking statements in this press release may turn out to be inaccurate. Luminent has based these forward-looking statements largely on its current expectations and projections about future events and future trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions Luminent might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption “Risk Factors” in the documents Luminent files from time to time with the Securities and Exchange Commission after the date of this press release. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur as contemplated and actual results could differ materially from those anticipated or implied by Luminent’s forward-looking statements.

You should not rely unduly on those forward-looking statements, which speak only as of the date of this press release. Unless required by the federal securities laws, Luminent undertakes no obligation to update publicly or revise any forward-looking statements to reflect new information or future events.